    MASTER BALLOT FOR HOLDERS OF SENIOR SUBORDINATED DEBENTURES OF FLAGSTAR
                                  CORPORATION
                             CLASS 5 UNDER THE PLAN
                    TO BE RECEIVED BY THE SOLICITATION AGENT
            BEFORE 5:00 P.M., EASTERN TIME,                   , 1997


                         UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

In re                                                     )    Case No. 97-
                                                          )    Chapter 11
FLAGSTAR COMPANIES, INC.,                                 )
FLAGSTAR CORPORATION,                                     )    MASTER BALLOT FOR ACCEPTING OR
                                                          )    REJECTING "DEBTORS' JOINT PLAN
                                    Debtors.              )    OF REORGANIZATION" TO BE FILED
                                                          )    BY FLAGSTAR COMPANIES, INC.
                                                          )    AND FLAGSTAR CORPORATION
                                                               (CLASS 5)


THIS MASTER BALLOT IS TO BE USED BY BROKERS, PROXY INTERMEDIARIES OR OTHER NOMINEES FOR VOTING ON BEHALF OF BENEFICIAL OWNERS OF THE 11.25% SENIOR SUBORDINATED DEBENTURES DUE 2004 AND BENEFICIAL OWNERS OF 11 3/8% SENIOR SUBORDINATED DEBENTURES DUE 2003 OF FLAGSTAR CORPORATION (COLLECTIVELY, THE "SENIOR SUBORDINATED DEBENTURES"). PLEASE READ AND FOLLOW THE ATTACHED INSTRUCTIONS CAREFULLY. PLEASE COMPLETE, SIGN AND DATE THIS MASTER BALLOT AND RETURN IT IN THE ENCLOSED ENVELOPE PROMPTLY. IF THIS MASTER BALLOT HAS NOT BEEN RECEIVED BY KISSEL-BLAKE INC. (THE "SOLICITATION AGENT") BY 5:00 P.M., EASTERN
TIME, ON                   , 1997, UNLESS EXTENDED (THE "DEADLINE"), IT WILL NOT
BE COUNTED. PLEASE MAIL YOUR MASTER BALLOT PROMPTLY. FACSIMILE BALLOTS WILL NOT BE ACCEPTED.

     Flagstar Companies, Inc. ("FCI") and its wholly-owned subsidiary Flagstar Corporation ("Flagstar," and collectively with FCI, the "Company") are soliciting votes with respect to their joint plan of reorganization under Chapter 11 of the United States Bankruptcy Code (the "Plan") referred to in the
accompanying Prospectus dated                   , 1997 (the "Solicitation
Statement"). Please review the Solicitation Statement and the appendices thereto carefully before completing this Master Ballot. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

     This Master Ballot may not be used for any purpose other than for voting to accept or reject the Plan and in favor of or against the indenture amendment described below. This Master Ballot is to be used by brokers, proxy intermediaries or other nominees for voting on behalf of beneficial owners holding the Senior Subordinated Debentures. The Senior Subordinated Debentures are classified in Class 5 in the Plan.


     FCI and Flagstar have not yet commenced their Reorganization Cases. If the Plan receives sufficient acceptances, FCI and Flagstar intend to commence their Reorganization Cases and promptly seek Confirmation of the Plan.

     The Plan can be confirmed by the Bankruptcy Court if (i) it is accepted by at least one Impaired Class of Claims or Interests (without counting the vote of any insider), (ii) the Bankruptcy Court finds that the Plan accords fair and equitable treatment to any Class that rejects or is deemed to have rejected the Plan, and (iii) the Bankruptcy Court determines the Plan otherwise satisfies the requirements of section 1129(b) of the United States Bankruptcy Code. A Class of Claims will be deemed to have accepted the Plan if Holders of at least two-thirds in dollar amount and more than one-half in number of the Claims in such Class who cast timely Ballots vote to accept the Plan. If the Plan is confirmed by the Bankruptcy Court, all Holders of the Senior Subordinated Debentures and all other Holders of Claims against and Interests in the Company (including those who abstain or vote to reject the Plan) will be bound by the Plan and the transactions contemplated thereby.


     Under the terms of the Plan (but subject to the agreements to be made by Holders of Senior Subordinated Debentures described in the following paragraph),
(i) in the event that the Holders of Junior Subordinated Debentures do not accept the Plan, then each Holder of Senior Subordinated Debentures will also be entitled to receive its pro rata share of the 4.50% of the New Common Stock that would otherwise have been distributed to Holders of Junior Subordinated Debentures and Old FCI Preferred Stock and its pro rata share of the New Warrants that would otherwise have been distributed to Holders of the Old FCI Common Stock, and (ii) in the event that the Holders of the Old FCI Preferred Stock do not accept the Plan but the Holders of Junior Subordinated Debentures accept the Plan, then each Holder of Senior Subordinated Debentures will also be entitled to receive its pro rata share of the 1.25% of the New Common Stock that would otherwise have been distributed to the Holders of the Old FCI Preferred Stock and its pro rata share of the New Warrants that would otherwise have been distributed to Holders of the Old FCI Common Stock, and (iii) in the event that Holders of the Old FCI Common Stock do not accept the Plan but Holders of Junior Subordinated Debentures and Old FCI Preferred Stock accept the Plan, then each Holder of Senior Subordinated Debentures will also be entitled to receive its pro rata share of the New Warrants.

     Notwithstanding the terms of the Plan, it is contemplated that Holders of Senior Subordinated Debentures will agree to make distributions to the Holders of the Old FCI Preferred Stock and Holders of the Old FCI Common Stock if such Classes vote in favor of the Plan even if such Classes would not be entitled to a distribution under the terms of the Plan because the Plan has not been accepted by one or more senior classes. In that regard, Holders of Senior Subordinated Debentures are being asked herein to consent to an amendment to the indentures for the Senior Subordinated Debentures (collectively, the "Amendment") which will effect the redistribution of the Plan consideration to which such Holders are entitled if either or both of the Classes of Holders of Junior Subordinated Debentures and Holders of Old FCI Preferred Stock do not accept the Plan and either or both of the Classes of Holders of Old FCI Preferred Stock and Holders of Old FCI Common Stock do accept the Plan. Accordingly, assuming adoption of the Amendment, (i) if the Holders of the Junior Subordinated Debentures do not accept the Plan but the Holders of the Old FCI Preferred Stock accept the Plan, Holders of the Old FCI Preferred Stock will receive New Common Stock representing 1.25% of the New Common Stock of Reorganized Flagstar, and (ii) if the Holders of Junior Subordinated Debentures or the Holders of the Old FCI Preferred Stock do not accept the Plan but Holders of the Old FCI Common Stock accept the Plan, Holders of the Old FCI Common Stock will receive the New Warrants. (It is a condition to the effectiveness of the Amendment with respect to either one of the indentures governing a portion of the Senior Subordinated Debentures that such Amendment also be approved and effective with respect to the other such indenture.)

     The record date (the "Record Date") for purposes of determining which holders of Senior Subordinated Debentures are eligible to vote on the Plan and consent to the Amendment is May 23, 1997. Only holders of Senior Subordinated Debentures in whose name such securities are registered on the books of the Company on the Record Date or any person who has obtained a properly completed proxy from such person are eligible to vote on the Plan and consent to the Amendment. Holders of Senior Subordinated Debentures who purchased such securities or whose purchase of such securities is registered after the Record Date who wish to vote must arrange with their respective seller(s) to receive a proxy from the holder of record on such date, a form of which is included on the last page of this Master Ballot.


PLEASE READ THE ATTACHED INSTRUCTIONS FOR COMPLETING THE MASTER BALLOT BEFORE COMPLETING THE MASTER BALLOT:

ITEM 1. AGGREGATE PRINCIPAL AMOUNT OF SENIOR SUBORDINATED DEBENTURES AS TO WHICH VOTES ARE CAST.

     The undersigned is a registered or record owner of, or has been granted a
proxy or power of attorney for, $                  principal amount of Senior
Subordinated Debentures, for which voting instructions have been received from beneficial owners (the "Beneficial Owners") of such Senior Subordinated Debentures as listed in Item 3 below.

ITEM 2. CLASS 5 UNDER THE PLAN (SENIOR SUBORDINATED DEBENTURES) VOTE -- AGGREGATE AMOUNT.

     The Beneficial Owners of Senior Subordinated Debentures vote as follows:
             [ ]      To Accept the Plan $
                                                Aggregate principal amount of
             [ ]      To Reject the Plan $  Senior Subordinated Debentures
                                                Aggregate principal amount of
                                          Senior Subordinated Debentures

     Consent to the Amendment to the Indenture (Check One)
     Yes  [ ]   $                  *(aggregate principal amount of Senior
Subordinated Debentures)
      No  [ ]   $                  *(aggregate principal amount of Senior
Subordinated Debentures)


     * If no amount is filled in, the Beneficial Owners will be deemed to be voting all of the Senior Subordinated Debentures in favor of or against the Amendment depending on the box checked.


ITEM 3. CLASS 5 UNDER THE PLAN (SENIOR SUBORDINATED DEBENTURES) VOTE -- NUMBER OF BENEFICIAL OWNERS.


     The undersigned certifies that the following Beneficial Owners of Senior Subordinated Debentures or those on the attached list, as identified by their respective customer account numbers or the respective sequence numbers set forth below, have delivered to the undersigned Ballots casting the following votes (Indicate the aggregate principal amount voted by each respective Beneficial Owner under the appropriate column. Please use additional sheets of paper if necessary):

                                                                PRINCIPAL AMOUNT OF SENIOR SUBORDINATED
            CUSTOMER ACCOUNT NUMBER FOR EACH                                DEBENTURES VOTED
               BENEFICIAL OWNER OF SENIOR                    TO ACCEPT THE                   TO REJECT THE
                 SUBORDINATED DEBENTURES                          PLAN                            PLAN

  1.                                                 $                               $

  2.                                                 $                               $

  3.                                                 $                               $

  4.                                                 $                               $

  5.                                                 $                               $

  6.                                                 $                               $

  7.                                                 $                               $

  8.                                                 $                               $

  9.                                                 $                               $

 10.                                                 $                               $

ITEM 4. CERTIFICATION AS TO SENIOR SUBORDINATED DEBENTURES HELD IN ADDITIONAL ACCOUNTS.

     The undersigned certifies that it has transcribed below the information, if any, as to the Senior Subordinated Debentures held in additional accounts as provided in Item 3 of each Ballot received by the undersigned from a Beneficial
Owner:

                                                                                              PROPOSED AMOUNT OF
        YOUR CUSTOMER ACCOUNT                                                                SENIOR SUBORDINATED
           NUMBER FOR EACH           REGISTERED HOLDER OR                                     DEBENTURES HELD IN
           BENEFICIAL OWNER        NOMINEE OF OTHER ACCOUNT     OTHER ACCOUNT NUMBERS      OTHER ACCOUNTS AND VOTED

1.                                                                                        $

2.                                                                                        $

3.                                                                                        $

4.                                                                                        $

5.                                                                                        $


ITEM 5. By signing and returning this Master Ballot, the undersigned certifies that each Beneficial Owner of Senior Subordinated Debentures whose votes are being transmitted by this Master Ballot has been provided with a copy of the Ballot and the Solicitation Statement and the appendices thereto.

ITEM 6. By signing and returning this Master Ballot, the undersigned certifies that: (i) it received a separate, complete and fully executed Ballot with respect to each Beneficial Owner referenced in Item 3 of this Master Ballot and
(ii) it is the registered or record owner of, or has been granted a proxy or power of attorney for, the aggregate principal amount of Senior Subordinated Debentures set forth in Item 1. The undersigned also acknowledges that this solicitation of acceptances of the Plan and consents to the Amendment is subject to all the terms and conditions set forth in the Solicitation Statement.

                                         Name:
                                               (PRINT OR TYPE)

                                         SOCIAL SECURITY OR FEDERAL TAX I.D. NO.
                                         Signature:
                                         By:
                                             (IF APPROPRIATE)
                                         Title:
                                                (IF APPROPRIATE)
                                         Address:
                                                  STREET

                                         CITY, STATE AND ZIP CODE

                                         Telephone Number: (   )

         THIS MASTER BALLOT MUST BE RECEIVED BY THE SOLICITATION AGENT,
                       KISSEL-BLAKE INC., AT THE ADDRESS
                   LISTED BELOW, BY 5:00 P.M., EASTERN TIME,
    ON                   , 1997 (UNLESS EXTENDED), OR THE VOTES TRANSMITTED
                          HEREBY WILL NOT BE COUNTED.

                               KISSEL-BLAKE INC.
                        BY MAIL/HAND/OVERNIGHT DELIVERY:

                               KISSEL-BLAKE INC.
                                110 WALL STREET
                            NEW YORK, NEW YORK 10005
                                 (212) 344-6733

                 INSTRUCTIONS FOR COMPLETING THE MASTER BALLOT


     THE MASTER BALLOT IS NOT A LETTER OF TRANSMITTAL AND MAY NOT BE USED FOR ANY PURPOSE OTHER THAN TO VOTE TO ACCEPT OR REJECT THE PLAN AND IN FAVOR OF OR AGAINST THE AMENDMENT. Accordingly, holders should NOT surrender certificates representing their securities in connection with voting on the Plan and the Amendment, and neither the Company nor the Solicitation Agent will accept delivery of any such certificates tendered together with this Master Ballot. Surrender of Senior Subordinated Debentures for exchange may only be made pursuant to a letter of transmittal which will be furnished subsequently by the Company.

     To have the Beneficial Owners' votes count, you must complete, sign and return this Master Ballot so that it is received by the Solicitation Agent not
later than 5:00 p.m., Eastern Time, on                   , 1997, unless extended
at the sole discretion of the Company as provided in the Solicitation Statement.
If you receive Ballots from Beneficial Owners after                   , 1997,
please retain all such Ballots and notify the Solicitation Agent of your receipt of such late Ballots.


     If you complete and return more than one Master Ballot and the later dated Master Ballot(s) supplement rather than supersede the earlier Master Ballot(s), please mark the subsequent Master Ballot(s) with the words "Additional Votes" or such other language as you customarily use to indicate votes that are not meant to revoke earlier votes.

     To properly complete the Master Ballot, take the following steps:


          (a) provide appropriate information for each of the items on the Master Ballot. Please note that Items 3 and 4 request information which should be set forth in the Ballots received by you from each individual Beneficial Owner for whom you hold Senior Subordinated Debentures. To identify such Beneficial Owners without disclosing their names, please use the customer account number assigned by you to each such Beneficial Owner or, if no such customer account number exists, please use the sequential numbers provided (making sure to retain a separate list of each Beneficial Owner and his or her assigned sequential number);


          (b) indicate in Item 2 the aggregate principal amount of Senior Subordinated Debentures held by you as the registered or record holder on behalf of the Beneficial Owners, or for which you have been granted a power of attorney, that has voted to accept or to reject the Plan and that is voting in favor of or against the Amendment;


          (c) indicate in Item 3 each Beneficial Owner's vote to accept or to reject the Plan and for or against the Amendment;


          (d) provide in Item 4 the information provided by each Beneficial Owner with respect to Senior Subordinated Debentures held by such Beneficial Owners in other accounts;

          (e) sign and date the Master Ballot;

          (f) if you are completing this Master Ballot on behalf of another entity, state your title with such entity and the capacity in which you are signing;

          (g) provide your name and mailing address if different from the preprinted address on the Master Ballot, or if no preprinted address appears on the Master Ballot; and

          (h) please use additional sheets of paper if additional space is required to respond to any item on the Master Ballot (clearly marked to indicate the applicable item of the Master Ballot).

     Please contact the Solicitation Agent in order to arrange for delivery of the completed Master Ballot to its offices.


(Bullet)     You should deliver a Ballot and Solicitation Statement to each
Beneficial Owner of the Senior Subordinated Debentures and take any action required to enable each such Beneficial Owner to vote his or her respective Senior

Subordinated Debentures to accept or reject the Plan and in favor of or against the Amendment. With regard to any Ballots returned to you, you must either (i) execute and forward such Ballots to the Solicitation Agent or (ii)(a) retain such Ballots in your files and transfer the requested information from each such Ballot onto the attached Master Ballot, (b) execute the Master Ballot and (c) arrange for delivery of such Master Ballot to the Solicitation Agent. THE COMPANY REQUESTS THAT YOU RETAIN IN YOUR FILES THE BALLOTS RECEIVED FROM THE BENEFICIAL OWNERS (INCLUDING LATE OR INCOMPLETE BALLOTS, IF ANY) UNTIL THE COMPANY NOTIFIES YOU THAT THE PLAN HAS BEEN CONFIRMED BY THE BANKRUPTCY COURT.

(Bullet)     If you are both the registered or record owner and Beneficial Owner of any principal amount of Senior Subordinated Debentures or if you have a proxy from a Beneficial Owner to vote for such Beneficial Owner and you wish to vote such Senior Subordinated Debentures, you must return a Ballot.

     No fees or commissions or other remuneration will be payable to any broker, dealer or other person for soliciting Ballots accepting the Plan or consenting to the Amendment. The Company will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding the Ballots and other enclosed materials to your clients. We will also pay all transfer taxes, if any, applicable to the transfer and exchange of your securities pursuant to and following confirmation of the Plan.

      IF YOU HAVE ANY QUESTIONS REGARDING THIS MASTER BALLOT OR THE VOTING
       PROCEDURES, PLEASE CALL THE SOLICITATION AGENT AT (212) 344-6733.

 (THIS PAGE IS FOR USE AS A PROXY ONLY. IT NEED NOT BE COMPLETED AS PART OF THE
                                    BALLOT)


                             PROXY WITH RESPECT TO
                        SOLICITATION OF ACCEPTANCES FOR
                        AND OTHER MATTERS PERTAINING TO
                                      THE
                           PLAN OF REORGANIZATION OF
               FLAGSTAR COMPANIES, INC. AND FLAGSTAR CORPORATION
                        FROM THE HOLDERS OF OUTSTANDING

                 11.25% SENIOR SUBORDINATED DEBENTURES DUE 2004
                                      AND
                11 3/8% SENIOR SUBORDINATED DEBENTURES DUE 2003
                                       OF
                              FLAGSTAR CORPORATION
     The undersigned hereby irrevocably appoints

as attorney and proxy of the undersigned, with full power of substitution, to vote (i) to accept or reject the Plan (as defined below) with respect to the 11.25% Senior Subordinated Debentures due 2004 and 11 3/8% Senior Subordinated Debentures due 2003 of Flagstar Corporation (collectively, the "Senior Subordinated Debentures"), pursuant to the Solicitation Statement dated
                  , 1997, in which Flagstar Companies, Inc. and its wholly-owned subsidiary, Flagstar Corporation (collectively, the "Company") are soliciting acceptances from record holders of the Senior Subordinated Debentures of the close of business on May 23, 1997 (the "Record Date") for their plan of reorganization under Chapter 11 of the United States Bankruptcy Code (the "Plan"), and (ii) in favor of or against an amendment to the indentures for the Senior Subordinated Debentures as described in the Solicitation Statement, with all the power the undersigned would possess if voting personally. THIS PROXY IS IRREVOCABLE AND IS COUPLED WITH AN INTEREST AND SHALL EXPIRE ON
                  , 1997 UNLESS EXTENDED BY THE COMPANY.


Name(s):                                                 Signature(s):

                                                         By:

                                                         Title:

                                                         Dated:

                                                         Signatures Guaranteed By:

                                                                            (Name of Institution)

                                                                            Authorized Signature

                                                                                    Title

Principal Amount of
Senior Subordinated Debentures Owned: $

     This proxy must be executed by the record holder(s) (i.e., the record holders as of the close of business on the Record Date) in exactly the same manner as the name(s) appear(s) on the Senior Subordinated Debentures to which this proxy relates. If the Senior Subordinated Debentures to which this proxy relates are held of record by two or more joint holders on the Record Date, all such holders must sign this proxy. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and must submit proper evidence satisfactory to the Company and the Solicitation Agent of such person's authority so to act. If Senior Subordinated Debentures owned by the record holder on the Record Date are registered in different names, separate proxies must be executed covering each form of registration. Unless the record holder on the Record Date is a member of an authorized signature guarantee program recognized by the Company (an "Eligible Institution"), this proxy must be guaranteed by an Eligible Institution confirming the right of the signatory to the Ballot to execute such Ballot on behalf of the record holder.


     Except as otherwise provided in this Proxy, all signatures on this Proxy must be guaranteed by an institution that is a member of a Signature Guarantee Program (an "Eligible Guarantor Institution") recognized by the Solicitation Agent (i.e., the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchanges Medallion Program (SEMP), and the New York Stock Exchanges Medallion Signature Program (MSP)), unless expressly waived by the Company. Signatures on this Proxy need not be guaranteed if this Proxy is for Senior Subordinated Debentures held for the account of an Eligible Guarantor Institution. IN ALL OTHER CASES ALL SIGNATURES MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION.